Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

On June 7, 2021 (the “Closing Date”), The Goodyear Tire & Rubber Company (“Goodyear”) completed its previously announced acquisition of Cooper Tire & Rubber Company (“Cooper Tire”), pursuant to the terms of the Agreement and Plan of Merger, dated as of February 22, 2021 (the “Merger Agreement”), by and among Goodyear, Vulcan Merger Sub Inc., a direct, wholly owned subsidiary of Goodyear (“Merger Sub”), and Cooper Tire. On the Closing Date, Goodyear acquired Cooper Tire by way of the merger of Merger Sub with and into Cooper Tire, with Cooper Tire surviving the merger as a wholly owned subsidiary of Goodyear (the “Merger”). Cooper Tire stockholders received $41.75 per share in cash and a fixed exchange ratio of 0.907 shares of Goodyear common stock per share of Cooper Tire common stock (“the Merger Consideration”) as consideration pursuant to the terms of the Merger Agreement, which amounted to approximately $3.1 billion.

The following unaudited pro forma condensed combined statements of operations (“pro forma statements of operations”) give effect to the Merger as if it had occurred on January 1, 2020. An unaudited pro forma condensed combined balance sheet has not been presented as the acquisition and related financing transactions have already been fully reflected in the consolidated balance sheet included in Goodyear’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021, filed on August 6, 2021. These statements and related notes, collectively referred to as “pro forma financial information”, have been prepared in accordance with Article 11 of Regulation S-X and have been derived from, and should be read in conjunction with, the historical consolidated financial statements and accompanying notes thereto on Form 10-K for the year ended December 31, 2020 and on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2020 for both Goodyear and Cooper Tire, and on Goodyear’s Form 10-Q for the quarterly period ended June 30, 2021.

The pro forma financial information has been prepared using the acquisition method of accounting in accordance with Accounting Standard Codification (“ASC”) 805, “Business Combinations” which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date with limited exceptions.

The historical consolidated financial information of Goodyear and Cooper Tire has been adjusted in the pro forma financial information to give effect to pro forma events, including the Merger and related financing. The pro forma statements of operations should be read in conjunction with the accompanying Notes to Unaudited Pro Forma Condensed Combined Statements of Operations and do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies or any other synergies that may result from the Merger, including income tax synergies.

The statements and related notes are being provided for illustrative purposes only and do not purport to represent what Goodyear’s actual results of operations would have been had the Merger been completed on January 1, 2020, nor are they necessarily indicative of Goodyear’s results of operations for any future period. On the Closing Date, Goodyear completed a preliminary Merger Consideration allocation to provide an estimate of the fair values associated with certain of Cooper Tire’s assets and liabilities acquired (discussed in the accompanying notes below). The determination of the fair values of certain assets acquired, including Inventories, Property, Plant and Equipment, Goodwill, Intangible Assets, and Deferred Income Taxes, is dependent upon completion of further fair value analysis by Goodyear. The determination of the fair values of certain liabilities assumed is dependent upon completion of certain actuarial and other valuations and studies. Given the complex nature of the related valuations and analyses to be completed and the timing of the acquisition, the preliminary purchase price allocation is subject to change. The final valuation of assets acquired and liabilities assumed may be materially different from the estimated values presented in the preliminary allocation of the Merger Consideration in Note 4, Merger Consideration and Preliminary Allocation.

The accounting adjustments for the acquisition consist of those necessary to account for the acquisition and are based upon available information and certain assumptions that Goodyear believes are reasonable under the circumstances. The assumptions underlying the adjustments are described in greater detail in the accompanying Notes to Unaudited Pro Forma Condensed Combined Statements of Operations. In many cases, the assumptions were based on preliminary information and estimates.

Goodyear used the net proceeds from the issuance of new senior notes with an aggregate principal amount of $1,450 million, together with cash on hand and borrowings under our first lien revolving credit facility, to finance the cash portion of the Merger Consideration and related transaction costs. For purposes of the pro forma statements of operations, the adjustments related to the issuance of this debt are shown in a separate column as “Other Adjustments”.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Six Months Ended June 30, 2021
(In millions, except per share amounts)	Goodyear (As Reported)	Cooper Tire (As Reported – Three Months Ended March 31, 2021)	Cooper Tire (Historical – April 1, 2021 to June 6, 2021)	Reclassification Adjustments	Note	Transaction Adjustments	Note	Other Adjustments	Note	Combined Pro Forma	Note
Net Sales	$7,490	$656	$582	$45	3(a)	$(29)	5(a)	$—		$8,744
Cost of Goods Sold	5,829	547	435	(15)	3(b)	(116)	5(b)	—		6,680
Selling, Administrative and General Expense	1,222	71	165	19	3(c)	(14)	5(c)	—		1,463
Rationalizations	68	—	—	—		—		—		68
Interest Expense	176	5	14	—		(13)	5(d)	31	6(a)	213
Interest Income	—	(1)	—	1	3(e)	—		—		—
Other Pension and Postretirement Benefit Expense	—	3	(3)	—		—		—		—
Other (Income) Expense	64	—	4	40	3(e)	(108)	5(e)	—		—

Income (Loss) before Income Taxes	131	31	(33)	—		222		(31)		320
United States and Foreign Tax Expense (Benefit)	42	9	(2)	—		48	5(f)	(8)	6(a)	89

Net Income (Loss)	89	22	(31)	—		174		(23)		231
Less: Minority Shareholders’ Net Income	10	—	1	—		—		—		11

Company Net Income (Loss)	$79	$22	$(32)	$—		$174		$(23)		$220

Goodyear Net Income — Per Share of Common Stock
Basic	$0.33									$0.78	5(g)

Weighted Average Shares Outstanding*	239					43				282
Diluted	$0.32									$0.77	5(g)

Weighted Average Shares Outstanding*	242					43				285

*

Goodyear (As Reported) Weighted Average Shares Outstanding as of June 30, 2021 includes 3 million equivalent shares related to the 46 million shares of Goodyear Common Stock issued on the Closing Date as part of the Merger Consideration. See Note 4, Merger Consideration and Preliminary Allocation.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year Ended December 31, 2020
(In millions, except per share amounts)	Goodyear (As Reported)	Cooper Tire (As Reported)	Reclassification Adjustments	Note	Transaction Adjustments	Note	Other Adjustments	Note	Combined Pro Forma	Note
Net Sales	$12,321	$2,521	$84	3(a)	$(24)	5(a)	$—		$14,902
Cost of Goods Sold	10,337	2,033	1	3(b)	126	5(b)	—		12,497
Selling, Administrative and General Expense	2,192	245	83	3(c)	108	5(c)	—		2,628
Goodwill and Other Asset Impairments	330	—	—		—		—		330
Rationalizations	159	—	12	3(d)	—		—		171
Restructuring Expense	—	12	(12)	3(d)	—		—		—
Interest Expense	324	23	—		—	5(d)	83	6(a)	430
Interest Income	—	(4)	4	3(e)	—		—		—
Other Pension and Postretirement Benefit Expense	—	25	(25)	3(e)	—		—		—
Other (Income) Expense	119	(4)	21	3(e)	38	5(e)	—		174

Income (Loss) before Income Taxes	(1,140)	191	—		(296)		(83)		(1,328)
United States and Foreign Tax Expense (Benefit)	110	47	—		(66)	5(f)	(21)	6(a)	70

Net Income (Loss)	(1,250)	144	—		(230)		(62)		(1,398)
Less: Minority Shareholders’ Net Income	4	1	—		—		—		5

Company Net Income (Loss)	$(1,254)	$143	$—		$(230)		$(62)		$(1,403)

Goodyear Net Income (Loss) — Per Share of Common Stock
Basic	$(5.35)								$(5.01)	5(g)

Weighted Average Shares Outstanding	234				46	4			280
Diluted	$(5.35)								$(5.01)	5(g)

Weighted Average Shares Outstanding	234				46	4			280

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Six Months Ended June 30, 2020
(In millions, except per share amounts)	Goodyear (As Reported)	Cooper Tire (As Reported)	Reclassification Adjustments	Note	Transaction Adjustments	Note	Other Adjustments	Note	Combined Pro Forma	Note
Net Sales	$5,200	$1,028	$36	3(a)	$(11)	5(a)	$—		$6,253
Cost of Goods Sold	4,768	906	(27)	3(b)	166	5(b)	—		5,813
Selling, Administrative and General Expense	1,032	110	63	3(c)	73	5(c)	—		1,278
Goodwill and Other Asset Impairments	330	—	—		—		—		330
Rationalizations	108	—	12	3(d)	—		—		120
Restructuring Expense	—	12	(12)	3(d)	—		—		—
Interest Expense	158	12	—		4	5(d)	42	6(a)	216
Interest Income	—	(2)	2	3(e)	—		—		—
Other Pension and Postretirement Benefit Expense	—	10	(10)	3(e)	—		—		—
Other (Income) Expense	61	(1)	8	3(e)	66	5(e)	—		134

Income (Loss) before Income Taxes	(1,257)	(19)	—		(320)		(42)		(1,638)
United States and Foreign Tax Expense (Benefit)	63	(2)	—		(72)	5(f)	(11)	6(a)	(22)

Net Income (Loss)	(1,320)	(17)	—		(248)		(31)		(1,616)
Less: Minority Shareholders’ Net Income (Loss)	(5)	1	—		—		—		(4)

Company Net Income (Loss)	$(1,315)	$(18)	$—		$(248)		$(31)		$(1,612)

Goodyear Net Income (Loss)— Per Share of Common Stock
Basic	$(5.62)								$(5.76)	5(g)

Weighted Average Shares Outstanding	234				46	4			280
Diluted	$(5.62)								$(5.76)	5(g)

Weighted Average Shares Outstanding	234				46	4			280

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

(In millions except for per share data, unless indicated otherwise)

Note 1. DESCRIPTION OF THE MERGER

On June 7, 2021, Goodyear completed its previously announced acquisition of Cooper Tire, pursuant to the terms of the Merger Agreement by and among Goodyear, Merger Sub and Cooper Tire. On the Closing Date, Goodyear acquired Cooper Tire by way of the merger of Merger Sub with and into Cooper Tire, with Cooper Tire surviving the Merger as a wholly owned subsidiary of Goodyear. Cooper Tire stockholders received $41.75 per share in cash and a fixed exchange ratio of 0.907 shares of Goodyear common stock per share of Cooper Tire common stock as consideration pursuant to the terms of the Merger Agreement, which amounted to approximately $3.1 billion.

Note 2. BASIS OF PRESENTATION

The pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X and has been compiled from historical consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and should be read in conjunction with the Form 10-K for the year ended December 31, 2020 and the Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2020 for both Goodyear and Cooper Tire, and Goodyear’s Form 10-Q for the quarterly period ended June 30, 2021. This pro forma financial information is presented for informational purposes only and is not necessarily indicative of what the combined company’s results of operations actually would have been had the Merger been completed as of January 1, 2020. In addition, this pro forma financial information does not purport to project the future operating results of the combined company.

The pro forma financial information has been prepared using the acquisition method of accounting in accordance with ASC 805, “Business Combinations” which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date with limited exceptions. The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”).

ASC 820 defines fair value, establishes the framework for measuring fair value for any asset acquired or liability assumed under GAAP, and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgement could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments included herein are preliminary and have been presented solely for the purpose of providing the pro forma financial information and will be revised as additional information becomes available and as additional analyses are performed. The determination of the fair values of certain assets acquired, including Inventories, Property, Plant and Equipment, Goodwill, Intangible Assets, and Deferred Income Taxes, is dependent upon completion of further fair value analysis by the Company. The determination of the fair values of certain liabilities assumed is dependent upon completion of certain actuarial and other valuations and studies. Given the complex nature of the related valuations and analyses to be completed and the timing of the acquisition, the preliminary purchase price allocation is subject to change. The final valuation of assets acquired and liabilities assumed may be materially different from the estimated values presented in the preliminary allocation of the Merger Consideration in Note 4, Merger Consideration and Preliminary Allocation. Certain amounts from the historical financial statements of Cooper Tire were reclassified to conform the presentation to that of Goodyear. (See Note 3, Proforma Reclassification Adjustments.)

The total Merger Consideration has been measured using the closing market price of Goodyear common stock as of June 4, 2021 (the last trading day prior to the Closing Date).

The pro forma financial information does not reflect any of the following:

•	cost savings,

•	operating synergies,

•	revenue enhancements,

•	costs to combine the operations of Goodyear and Cooper Tire, or

•	realization of certain income tax synergies and benefits.

Realization of certain income tax benefits that the combined company may achieve as a result of the Merger are dependent on new sources of future taxable income, including potential tax planning.

The pro forma financial information has been compiled using Goodyear’s historical information and accounting policies and combining the assets and liabilities of Cooper Tire at their respective estimated fair values. Goodyear’s management conducted a review of Cooper Tire’s accounting policies in order to determine if differences require adjustment or reclassification of Cooper Tire’s results of operations, assets or liabilities to conform to Goodyear’s accounting policies and classifications.

Note 3. PRO FORMA RECLASSIFICATION ADJUSTMENTS

Certain reclassifications have been recorded to Cooper Tire’s historical financial statements to conform to Goodyear’s presentation, as follows:

(a)

Net Sales – reclassification to Cost of Goods Sold (“CGS”) of $45 million, $84 million and $36 million for the period January 1, 2021 to June 6, 2021, the year ended December 31, 2020, and the six months ended June 30, 2020, respectively, for costs incurred for transportation of products to customers.

(b)	Cost of Goods Sold

(In millions)	Reclassification Adjustments for the Period January 1, 2021 to June 6, 2021	Reclassification Adjustments for the Year Ended December 31, 2020	Reclassification Adjustments for the Six Months Ended June 30, 2020
Reclassification of costs incurred for transportation of products to customers from Net Sales	$45	$84	$36
Reclassification of warehouse overhead expense to Selling, Administrative and General Expense (“SAG”)	(45)	(91)	(42)
Reclassification of product liability (expense) benefit to SAG	(17)	4	(23)
Other reclassifications from SAG	2	4	2

	$(15)	$1	$(27)

(c)	Selling, Administrative and General Expense

(In millions)	Reclassification Adjustments for the Period January 1, 2021 to June 6, 2021	Reclassification Adjustments for the Year Ended December 31, 2020	Reclassification Adjustments for the Six Months Ended June 30, 2020
Reclassification of warehouse overhead expense from CGS	$45	$91	$42
Reclassification of acquisition-related transaction costs to Other (Income) Expense	(41)	—	—
Reclassification of product liability expense (benefit) from CGS	17	(4)	23
Other reclassifications to CGS	(2)	(4)	(2)

	$19	$83	$63

(d)	Rationalizations – reclassification from Restructuring Expense in the amount of $12 million to Rationalizations for the year ended December 31, 2020 and six months ended June 30, 2020.

(e)	Other (Income) Expense

(In millions)	Reclassification Adjustments for the Period January 1, 2021 to June 6, 2021	Reclassification Adjustments for the Year Ended December 31, 2020	Reclassification Adjustments for the Six Months Ended June 30, 2020
Reclassification of acquisition-related transaction costs from SAG	$41	$—	$—
Reclassification from Other Pension and Postretirement Benefit Expense	—	25	10
Reclassification from Interest Income	(1)	(4)	(2)

	$40	$21	$8

Note 4. MERGER CONSIDERATION AND PRELIMINARY ALLOCATION

Merger Consideration

The Merger Consideration amounted to approximately $3.1 billion.

The calculation of the Merger Consideration is as follows:

(In millions, except share and per share amounts)	Shares	Per Share (4)	Total
Cash paid for Cooper Tire Shares(1)			$2,121
Cash paid for other Cooper Tire incentive compensation awards(2)			34

Cash component of the Merger Consideration			$2,155
Shares of Goodyear Common Stock issued to Cooper Tire Stockholders(3)	46,060,349	$20.46	942

Merger Consideration			$3,097

(1)

The cash component of the Merger Consideration is computed based on 100% of the outstanding shares of Cooper Tire common stock, including shares issuable pursuant to the conversion of certain equity-based awards outstanding under Cooper Tire’s equity-based incentive compensation plans (“Cooper Tire Shares”), being exchanged, in part, for the per share cash amount of $41.75. Awards outstanding under Cooper Tire equity-based incentive compensation plans that were converted include Cooper Tire restricted stock units and Cooper Tire performance stock units. These Cooper Tire equity-based awards were canceled and each share equivalent unit was converted, as appropriate, into the Merger Consideration.

(In millions, except share and per share amounts)	Shares	Per Share	Total
Shares of Cooper Tire Common Stock outstanding as of the Closing Date	50,523,922
Shares issuable pursuant to conversion of share units outstanding under Cooper Tire equity-based compensation plans	269,238

Cooper Tire Shares	50,793,160	$41.75	$2,121

(2)

Cash consideration for the settlement of outstanding Cooper Tire stock options, Cooper Tire performance cash units and Cooper Tire notional deferred stock units, all of which were cancelled at the Closing Date and paid in cash.

(3)

The stock component of the Merger Consideration is computed based on a fixed exchange ratio of 0.907 shares of Goodyear common stock per Cooper Tire Share being exchanged. Shares issued of 46,060,349 are comprised of 45,824,480 of newly issued shares and 235,869 of shares issued from treasury.

	Shares	Exchange Ratio	Total
Cooper Tire Shares	50,793,160
Less: Cooper Tire Shares settled in cash(5)	9,975

	50,783,185	0.907	46,060,349

(4)	Represents the closing market price of Goodyear common stock as of June 4, 2021, the last trading day prior to the Closing Date.

(5)	Represents fractional and certain other shares that were settled in cash.

Preliminary Allocation of Merger Consideration

The Merger Consideration was allocated on a preliminary basis as of the Closing Date. Assets acquired and liabilities assumed were recorded at estimated fair values based on management’s estimates, available information, and supportable assumptions that management considered reasonable. Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Cooper Tire are recognized and measured at fair value. The determination of the fair values of certain assets acquired, including Inventories, Property, Plant and Equipment, Goodwill, Intangible Assets, and Deferred Income Taxes, is dependent upon completion of further fair value analysis by the Company. The determination of the fair values of certain liabilities assumed is dependent upon completion of certain actuarial and other valuations and studies. Given the complex nature of the related valuations and analyses to be completed and the timing of the acquisition, the preliminary purchase price allocation is subject to change. The final valuation of assets acquired and liabilities assumed may be materially different from the estimated values shown below.

The following table sets forth the preliminary allocation of the Merger Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Cooper Tire as of June 7, 2021, with the excess recorded to Goodwill:

(In millions)
Cash and Cash Equivalents	$231
Accounts Receivable	621
Inventories(a)	693
Property, Plant and Equipment(b)	1,372
Goodwill	475
Intangible Assets(c)	1,086
Other Assets	362

4,840
Accounts Payable - Trade	(464)
Compensation and Benefits	(386)
Debt, Finance Leases and Notes Payable and Overdrafts(d)	(151)
Deferred Tax Liabilities, net(e)	(347)
Other Liabilities	(374)
Minority Equity	(21)

(1,743)

Merger Consideration	$3,097

(a)	Inventories

The estimated value of Inventory includes adjustments totaling $230 million at the Closing Date, comprised of $121 million to adjust inventory valued on a last-in, first-out (“LIFO”) basis to a current cost basis and $109 million to step-up inventory to estimated fair value. Goodyear has eliminated the LIFO reserve on Cooper Tire’s U.S. inventories as Goodyear predominately determines the value of its inventory using the first-in, first-out method. To estimate the fair value of inventory, Goodyear considered the components of Cooper Tire’s inventory, as well as estimates of selling prices and selling and distribution costs that were based on Cooper Tire’s historical experience.

(b)	Property, Plant and Equipment

The estimated value of Property, Plant and Equipment includes adjustments totaling $175 million to increase the net book value of $1,197 million to the preliminary fair value estimate of $1,372 million. This estimate is based on other comparable acquisitions and historical experience, and preliminary expectations as to the duration of time Goodyear expects to realize benefits from those assets.

(c)	Intangible Assets

The estimated fair values of identifiable intangible assets acquired were prepared using an income valuation approach, which requires a forecast of expected future cash flows either through the use of the relief-from-royalty method or the multi-period excess earnings method. The estimated useful lives are based on Goodyear’s historical experience and expectations as to the duration of time Goodyear expects to realize benefits from those assets. The estimated fair values of the identifiable intangible assets acquired, their estimated useful lives and related valuation methodology are as follows:

(In millions)	Preliminary Fair Value	Range of Useful Lives	Valuation Methodology
Trade names (indefinite-lived)	$310	N/A	Relief-from-royalty
Trade names (definite-lived)	40	13-15 years	Relief-from-royalty
Customer relationships	730	7-16 years	Multi-period excess earnings
Non-compete and other	6

	$1,086

(d)	Debt, Finance Leases and Notes Payable and Overdrafts

Includes the estimated fair value of Cooper Tire’s existing debt that was assumed in the Merger of $136 million, comprised of $117 million in aggregate principal amount of 7.625% senior notes due 2027 and a $19 million fair-value step-up adjustment which will be amortized to interest expense over the remaining life of the notes.

(e)	Deferred Tax Liabilities, net

Includes a ($367) million deferred tax impact related to the allocation of the Merger Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed and Cooper Tire’s historical net deferred tax assets of $20 million.

Note 5. PRO FORMA STATEMENT OF OPERATIONS TRANSACTION ADJUSTMENTS

The pro forma financial information has been prepared using Cooper Tire’s financial statements and disclosures, as well as certain assumptions made by Goodyear. Estimates of the fair value of assets acquired and liabilities assumed are described in Note 4, Merger Consideration and Preliminary Allocation.

(a)	Net Sales – Reflects the adjustment for certain product sales between Goodyear and Cooper Tire which were eliminated in consolidation.

(b)	Cost of Goods Sold

(In millions)	Transaction Adjustments for the Six Months Ended June 30, 2021	Transaction Adjustments for the Year Ended December 31, 2020	Transaction Adjustments for the Six Months Ended June 30, 2020
Elimination of Net Sales between Goodyear and Cooper Tire	$(29)	$(24)	$(11)
Change in timing for recognition of initial step-up of inventory	(38)	120	120
Elimination of change in LIFO reserve	(44)	10	43
Additional depreciation related to step-up of Property, Plant and Equipment	4	10	5
Change in timing for recognition of executive severance, employee retention and incentive compensation	(9)	9	9
Other	—	1	—

	$(116)	$126	$166

The depreciation expense related to Property, Plant and Equipment is based on the estimated fair values amortized over the respective estimated remaining useful lives.

Executive severance and employee retention reflects the estimated expense related to the change-in-control provisions associated with the executive severance plan and retention benefits anticipated as a result of the Merger. Incentive compensation reflects the estimated post-combination expense related to Cooper Tire stock-based compensation awards.

(c)	Selling, Administrative and General Expense

(In millions)	Transaction Adjustments for the Six Months Ended June 30, 2021	Transaction Adjustments for the Year Ended December 31, 2020	Transaction Adjustments for the Six Months Ended June 30, 2020
Amortization of acquired Intangible Assets, net of Cooper Tire’s historical amortization	$26	$61	$30
Change in timing for recognition of executive severance, employee retention and incentive compensation	(38)	45	41
Other	(2)	2	2

	$(14)	$108	$73

The amortization expense related to the acquired Intangible Assets is based on the estimated fair values amortized over the respective estimated remaining useful lives.

Executive severance and employee retention reflects the estimated expense related to the change-in-control provisions associated with the executive severance plan and retention benefits anticipated as a result of the Merger. Incentive compensation reflects the estimated post-combination expense related to Cooper Tire stock-based compensation awards.

(d)	Interest Expense

(In millions)	Transaction Adjustments for the Six Months Ended June 30, 2021	Transaction Adjustments for the Year Ended December 31, 2020	Transaction Adjustments for the Six Months Ended June 30, 2020
Elimination of Cooper Tire’s historical Interest Expense on debt not assumed	$(2)	$(7)	$(4)
Change in timing for fee to cancel Cooper Tire’s open cash flow hedging transactions	(10)	10	10
Amortization of fair value adjustment on Cooper Tire debt	(1)	(3)	(2)

	$(13)	$—	$4

(e)	Other (Income) Expense

(In millions)	Transaction Adjustments for the Six Months Ended June 30, 2021	Transaction Adjustments for the Year Ended December 31, 2020	Transaction Adjustments for the Six Months Ended June 30, 2020
Change in timing for recognition of acquisition-related transactions costs(1)	$(90)	$90	$90
Elimination of Cooper Tire’s amortization of actuarial losses from accumulated other comprehensive loss to net periodic benefit cost(2)	(18)	(52)	(24)

	$(108)	$38	$66

(1)

Transaction and other costs of $90 million for the first six months of 2021 were eliminated as of June 30, 2021 and included in the year ended December 31, 2020 and six months ended June 30, 2020 to reflect the assumed closing of the transaction as of January 1, 2020 for purposes of the pro forma statements of operations. These costs include $41 million for Cooper Tire and $39 million for Goodyear related to investment banker, advisory, legal, valuation and other professional fees, as well as a $10 million commitment fee for Goodyear related to a bridge term loan facility that was not utilized to finance the transaction.

(2)

In accordance with acquisition accounting, the funded status of defined benefit plans as of the acquisition date is recognized as an asset or liability on the balance sheet and previously unrecognized amounts related to actuarial gains or losses in accumulated other comprehensive income (loss) are not carried forward and, thus, no longer amortized.

(f)	United States and Foreign Tax Expense

This adjustment reflects the income tax expense/benefit effects of the transaction-related adjustments based on applicable statutory tax rates. The tax rates used for this pro forma financial information are an estimate, and therefore, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Merger. A pro forma blended statutory tax rate of 25.0% was used in determining the tax impact of certain pro forma adjustments. This rate was estimated using the statutory income tax rate for Goodyear and Cooper Tire, weighted based on respective income (loss) before income taxes. The adjusted statutory income tax rate for Goodyear and Cooper Tire is based on the U.S. statutory income tax rate of 21%, plus 4% related to the tax rate impact of state and local income taxes and income taxes of non-U.S. operations. Income tax has not been calculated on the elimination of $90 million of transaction costs for the six months ended June 30, 2021 and approximately $30 million of transaction costs that are estimated to be capitalizable for income tax purposes for the year ended December 31, 2020 and six months ended June 30, 2020.

(g)	Company Net Income (Loss) Per Common Share

Pro forma net income (loss) per common share for the six months ended June 30, 2021 and June 30, 2020, and for the year ended December 31, 2020, has been calculated based on the estimated weighted-average number of common shares outstanding on a pro forma basis, as described below. The pro forma weighted-average shares outstanding have been calculated as if the acquisition-related shares had been issued and outstanding and outstanding Cooper Tire shares canceled as of January 1, 2020. For additional information on the calculation of acquisition-related shares, see Note 4, Merger Consideration and Preliminary Allocation.

	Six Months Ended June 30, 2021		Year Ended December 31, 2020		Six Months Ended June 30, 2020
(In millions, except per share amounts)	Goodyear (As Reported)	Combined Pro Forma	Goodyear (As Reported)	Combined Pro Forma	Goodyear (As Reported)	Combined Pro Forma
Net Income (Loss) attributable to common shareholders	$79	$220	$(1,254)	$(1,403)	$(1,315)	$(1,612)
Weighted-average number of common shares outstanding – diluted	242	285	234	280	234	280
Less dilutive effect of stock options and restricted awards(1)	(3)	(3)	—	—	—	—

Weighted-average number of common shares outstanding – basic	239	282	234	280	234	280

Income (Loss) per common share
Diluted	$0.32	$0.77	$(5.35)	$(5.01)	$(5.62)	$(5.76)
Basic	0.33	0.78	(5.35)	(5.01)	(5.62)	(5.76)

(1)	Due to the Goodyear and Combined net loss in 2020, dilutive securities for December 31, 2020 and June 30, 2020 were not included as they would be anti-dilutive.

Note 6. OTHER ADJUSTMENTS

Other adjustments consist of transactions anticipated to occur related to the Merger but outside of the Merger transaction as follows:

(a)	Interest Expense and United States and Foreign Tax Expense

Represents pro forma interest expense of $31 million, $83 million and $42 million for the six months ending June 30, 2021, year ending December 31, 2020 and six months ending June 30, 2020, respectively, assuming that the new senior notes were issued, and we borrowed approximately $475 million on Goodyear’s first lien revolving credit facility, on January 1, 2020. The interest rate assumed on the revolving credit facility from January 1, 2020 to June 30, 2021 is one-month LIBOR plus 125 basis points.

A blended statutory rate of 25.0% was used in relation to interest expense associated with the new senior notes and borrowings on Goodyear’s first lien revolving credit facility.